Exhibit 1.02

FMC Technologies, Inc.

Conflict Minerals Report
for the Year Ended December 31, 2013

1.    Introduction

This Conflict Minerals Report describes FMC Technologies, Inc.’s (the “Company,” “FMC Technologies,” “we,” “us,” and “our”) due diligence process in accordance with the requirements of Rule 13p-1 of the Securities Exchange Act of 1934, as amended.

2.    Company Overview

We are a global provider of technology solutions for the energy industry. FMC Technologies, Inc. was incorporated in November 2000 under Delaware law and was a wholly-owned subsidiary of FMC Corporation until our initial public offering in June 2001. Our principal executive offices are located at 5875 North Sam Houston Parkway West, Houston, Texas 77086.

We design, manufacture and service technologically sophisticated systems and products, including subsea production and processing systems, surface wellhead production systems, high pressure fluid control equipment, measurement solutions and marine loading systems for the energy industry. We report our results of operations in the following reporting segments: Subsea Technologies, Surface Technologies and Energy Infrastructure. We evaluated our product lines and determined that certain products that we manufacture or contract to manufacture contain tin, tungsten, tantalum, and/or gold (“3TG”) necessary to the functionality or production of such product(s).

3.    Reasonable Country of Origin Inquiry and Due Diligence

Reasonable Country of Origin Inquiry
To implement the reasonable country of origin (“RCOI”) inquiry, our supply base collected information regarding the presence and sourcing of 3TG used in the products supplied to FMC Technologies. Information was collected and stored using an online platform provided by a third party vendor, Source Intelligence.
Supplier engagement included these steps:

•	We sent communications to our suppliers describing the conflict minerals compliance requirements and requested completion of a conflict minerals questionnaire;

•
Our suppliers were requested to respond to our questionnaire, which is based off the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (“EICC GeSI”) Conflict Minerals Due Diligence Template, to identify the 3TG smelters and refiners from which they source their materials, including the associated countries of origin; and

•	When necessary, reminder emails were sent to non-responsive suppliers requesting completion of our questionnaire.

Based on our RCOI inquiry, we believe that certain of our products may contain 3TG that originated in the Democratic Republic of the Congo or an adjoining country and are not from recycled or scrap sources. As such, we then proceeded to exercise due diligence on the source and chain of custody of such 3TG.

Due Diligence

Our due diligence process is based on the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying supplements (the “OECD Framework”), which is an internationally recognized due diligence framework. All steps taken by us in preparing this Conflict Minerals Report were in accordance with the OECD Framework. A copy of our Form SD, this Conflict Minerals Report and our Conflict Minerals Policy are publicly available on our Internet web site at
www.fmctechnologies.com/AboutUs/HSEStandards.

For the year ended December 31, 2013, our due diligence efforts included the following:

•	Adopted a conflict minerals policy available at www.fmctechnologies.com/AboutUs/HSEStandards;

•	Assembled an internal, cross-functional team to support supply chain due diligence;

•	Reviewed and maintained our strategy to respond to supply chain risks;

•	Implemented internal measures to strengthen Company engagement with suppliers;

•	Engaged the services of a third-party, Source Intelligence, to contact the identified suppliers via email and telephone and manage responses;

•	Requested suppliers to confirm the presence of 3TG in their products;

•	Requested documentation from suppliers supporting their responses to our Conflict Minerals Questionnaire;

•	Evaluated supplier responses for plausibility and consistency;

•	Used government websites and smelters’ or refiners’ databases to verify companies identified;

•	Established a process to identify the smelters or refiners in the supply chain;

•	Reported risk management findings to senior management; and

•	Reported annually on supply chain due diligence.

4.    Product Description

We manufacture and contract to manufacture certain products that contain 3TG, such as subsea production and processing systems, surface wellhead production systems, high pressure fluid control equipment, measurement solutions, marine loading systems, remotely operating vehicle systems, manipulator systems, subsea control systems, fracturing flowback services and wireline services for the energy industry.

Suppliers were requested to use the EICC-GeSI Template to identify 3TG smelters and refiners and the associated countries of origin. Below is a list of verified smelters:

Smelter or Refiner / Facility Name	Conflict-Free Status
Tin
CNMC (Guangxi) PGMA Co. Ltd.	Unknown
Cookson	EICC-CFSP
Cooper Santa	Unknown
CV Duta Putra Bangka	Unknown
CV Gita Pesona	Unknown
CV JusTindo	Unknown
CV Makmur Jaya	Unknown
CV Nurjanah	Unknown

CV Prima Timah Utama	Unknown
CV Serumpun Sebalai	Unknown
CV United Smelting	Unknown
EM Vinto	Unknown
Fenix Metals	Unknown
Geiju Non-Ferrous Metal Processing Co. Ltd.	EICC-CFSP
Gejiu Zi-Li	Unknown
Gold Bell Group	Unknown
Huichang Jinshunda Tin Co. Ltd	Unknown
Jiangxi Nanshan	Unknown
Kai Unita Trade Limited Liability Company	Unknown
Linwu Xianggui Smelter Co	Unknown
Liuzhou China Tin	Unknown
Malaysia Smelting Corporation (MSC)	EICC-CFSP
Metallo Chimique	Unknown
Mineração Taboca S.A.	EICC-CFSP
Minmetals Ganzhou Tin Co. Ltd.	Unknown
Minsur	EICC-CFSP
Mitsubishi Materials Corporation	EICC-CFSP
Novosibirsk Integrated Tin Works	Unknown
OMSA	EICC-CFSP
PT Alam Lestari Kencana	Unknown
PT Artha Cipta Langgeng	Unknown
PT Babel Inti Perkasa	Unknown
PT Babel Surya Alam Lestari	Unknown
PT Bangka Kudai Tin	Unknown
PT Bangka Putra Karya	Unknown
PT Bangka Timah Utama Sejahtera	Unknown
PT Bangka Tin Industry	Unknown
PT Belitung Industri Sejahtera	Unknown
PT BilliTin Makmur Lestari	Unknown
PT Bukit Timah	EICC-CFSP
PT DS Jaya Abadi	Unknown
PT Eunindo Usaha Mandiri	Unknown
PT Fang Di MulTindo	Unknown
PT HP Metals Indonesia	Unknown
PT Karimun Mining	Unknown
PT Koba Tin	Unknown
PT Mitra Stania Prima	Unknown
PT Panca Mega	Unknown
PT Refined Bangka Tin	Unknown
PT Sariwiguna Binasentosa	Unknown

PT Seirama Tin investment	Unknown
PT Stanindo Inti Perkasa	Unknown
PT Sumber Jaya Indah	Unknown
PT Tambang Timah	Unknown
PT Timah	Unknown
PT Timah Nusantara	Unknown
PT Tinindo Inter Nusa	Unknown
PT Tommy Utama	Unknown
PT Yinchendo Mining Industry	Unknown
Thaisarco	EICC-CFSP
White Solder Metalurgia	EICC-CFSP
Yunnan Chengfeng	Unknown
Yunnan Tin Company Limited	EICC-CFSP
Tungsten
A.L.M.T. Corp.	Unknown
ATI Tungsten Materials	Unknown
Chaozhou Xianglu Tungsten Industry Co Ltd	Unknown
Chongyi Zhangyuan Tungsten Co Ltd	Unknown
Dayu Weiliang Tungsten Co., Ltd.	Unknown
Fujian Jinxin Tungsten Co., Ltd.	TI-CMC
Ganzhou Grand Sea W & Mo Group Co Ltd	Unknown
Global Tungsten & Powders Corp	TI-CMC
HC Starck GmbH	TI-CMC
Hunan Chenzhou Mining Group Co	Unknown
Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	Unknown
Japan New Metals Co Ltd	Unknown
Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	Unknown
Jiangxi Tungsten Industry Group Co Ltd	Unknown
Kennametal Inc.	TI-CMC
Tejing (Vietnam) Tungsten Co Ltd	TI-CMC
Wolfram Bergbau und Hütten AG	TI-CMC
Wolfram Company CJSC	TI-CMC
Xiamen Tungsten Co Ltd	TI-CMC
Zhuzhou Cemented Carbide Group Co Ltd	Unknown
Tantalum
Conghua Tantalum and Niobium Smeltry	EICC-CFSP
Duoluoshan	EICC-CFSP
Exotech Inc.	EICC-CFSP
F&X	EICC-CFSP
Gannon & Scott	Unknown
Global Advanced Metals	EICC-CFSP
H.C. Starck GmbH	EICC-CFSP

Hi-Temp	EICC-CFSP
JiuJiang JinXin Nonferrous Metals Co. Ltd.	Unknown
JiuJiang Tambre Co. Ltd.	EICC-CFSP
Kemet Blue Powder	EICC-CFSP
King-Tan Tantalum Industry Ltd	Unknown
Mitsui Mining & Smelting	EICC-CFSP
Ningxia Orient Tantalum Industry Co., Ltd.	EICC-CFSP
Plansee	EICC-CFSP
RFH	EICC-CFSP
Solikamsk Metal Works	EICC-CFSP
Taki Chemicals	EICC-CFSP
Tantalite Resources	EICC-CFSP
Telex	EICC-CFSP
Ulba	EICC-CFSP
Zhuzhou Cement Carbide	EICC-CFSP
Gold
Aida Chemical Industries Co. Ltd.	Unknown
Allgemeine Gold- und Silberscheideanstalt A.G.	EICC-CFSP; LBMA; RJC
Almalyk Mining and Metallurgical Complex (AMMC)	LBMA
AngloGold Ashanti Mineração Ltda	EICC-CFSP; LBMA
Argor-Heraeus SA	EICC-CFSP; LBMA
Asahi Pretec Corporation	EICC-CFSP; LBMA
Asaka Riken Co Ltd	Unknown
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	LBMA
Aurubis AG	LBMA
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	LBMA
Boliden AB	LBMA
Caridad	Unknown
CCR Refinery - Glencore Canada Corporation	EICC-CFSP; LBMA
Cendres & Métaux SA	LBMA
Central Bank of the DPR of Korea	Unknown
Chimet SpA	EICC-CFSP; LBMA
Chugai Mining	Unknown
Codelco	Unknown
Daejin Indus Co. Ltd	Unknown
DaeryongENC	Unknown
Do Sung Corporation	Unknown
Dowa	EICC-CFSP
FSE Novosibirsk Refinery	Unknown
Heimerle + Meule GmbH	Unknown
Heraeus Ltd Hong Kong	EICC-CFSP; LBMA
Heraeus Precious Metals GmbH & Co. KG	EICC-CFSP; LBMA

Hwasung CJ Co. Ltd	Unknown
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	LBMA
Ishifuku Metal Industry Co., Ltd.	EICC-CFSP; LBMA
Istanbul Gold Refinery	EICC-CFSP; LBMA
Japan Mint	LBMA
Jiangxi Copper Company Limited	LBMA
Johnson Matthey Inc	EICC-CFSP; LBMA
Johnson Matthey Limited	EICC-CFSP; LBMA
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	LBMA
JSC Uralectromed	LBMA
JX Nippon Mining & Metals Co., Ltd	EICC-CFSP; LBMA
Kazzinc Ltd	LBMA
Kennecott Utah Copper LLC	EICC-CFSP; RJC
Kojima Chemicals Co. Ltd	EICC-CFSP
Korea Metal Co. Ltd	Unknown
Kyrgyzaltyn JSC	LBMA
L’ azurde Company For Jewelry	LBMA
LS-Nikko Copper Inc	EICC-CFSP; LBMA
Materion	EICC-CFSP
Matsuda Sangyo Co. Ltd	EICC-CFSP; LBMA
Met-Mex Peñoles, S.A.	LBMA
Metalor Technologies (Hong Kong) Ltd	EICC-CFSP; LBMA; RJC
Metalor Technologies SA	EICC-CFSP; LBMA; RJC
Metalor USA Refining Corporation	EICC-CFSP; LBMA; RJC
Mitsubishi Materials Corporation	EICC-CFSP; LBMA
Mitsui Mining and Smelting Co., Ltd.	EICC-CFSP; LBMA
Moscow Special Alloys Processing Plant	LBMA
Nadir Metal Rafineri San. Ve Tic. A.S.	LBMA
Navoi Mining and Metallurgical Combinat	LBMA
Nihon Material Co. LTD	EICC-CFSP; LBMA
Ohio Precious Metals LLC.	EICC-CFSP; LBMA
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	LBMA
OJSC Kolyma Refinery	LBMA
PAMP SA	EICC-CFSP; LBMA
Pan Pacific Copper Co. LTD	Unknown
Prioksky Plant of Non-Ferrous Metals	LBMA
PT Aneka Tambang (Persero) Tbk	LBMA
PX Précinox SA	LBMA
Rand Refinery (Pty) Ltd	EICC-CFSP; LBMA
Royal Canadian Mint	EICC-CFSP; LBMA
Sabin Metal Corp.	Unknown
SAMWON METALS Corp.	Unknown

Schone Edelmetaal	LBMA
SEMPSA Joyeria Plateria SA	EICC-CFSP; LBMA
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	LBMA
SOE Shyolkovsky Factory of Secondary Precious Metals	LBMA
Solar Applied Materials Technology Corp.	EICC-CFSP; LBMA
Sumitomo Metal Mining Co. Ltd.	EICC-CFSP; LBMA
Suzhou Xingrui Noble	Unknown
Tanaka Kikinzoku Kogyo K.K.	EICC-CFSP; LBMA
The Great Wall Gold and Silver Refinery of China	LBMA
The Refinery of Shandong Gold Mining Co. Ltd	LBMA
Tokuriki Honten Co. Ltd	EICC-CFSP; LBMA
Torecom	Unknown
Umicore Brasil Ltda	LBMA
Umicore SA Business Unit Precious Metals Refining	EICC-CFSP; LBMA
United Precious Metal Refining, Inc.	EICC-CFSP
Valcambi SA	EICC-CFSP; LBMA
Western Australian Mint trading as The Perth Mint	EICC-CFSP; LBMA
Yokohama Metal Co Ltd	Unknown
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	LBMA
Zijin Mining Group Co. Ltd	LBMA

Conflict-Free Status, Mine Certifications
Acronym	Organization Name
EICC-CFSP	Electronics Industry Citizenship Coalition Conflict Free Smelter Program
LBMA	London Bullion Market Association
RJC	Responsible Jeweler Counsel
TI-CMC	Tungsten Industry - Conflict Mineral Counsel

Countries of origin for the smelters and refiners include: Argentina, Australia, Austria, Bolivia, Brazil, Burundi, Canada, Chile, China, DRC - Congo (Kinshasa), Ethiopia, Ghana, Guinea, Indonesia, Japan, Kazakhstan, Kyrgyzstan, Laos, Malaysia, Mali, Mexico, Mongolia, Mozambique, Namibia, Nigeria, Papua New Guinea, Peru, Philippines, Portugal, Russia, Rwanda, South Africa, South Korea, Spain, Taiwan, Tajikistan, Tanzania, Thailand, United Kingdom, United States, Uzbekistan and Zambia.

5.    Steps to Improve Due Diligence
In moving to improve our due diligence and further mitigate the risk of benefiting armed groups, we have taken (since January 1, 2014), or will take, the following steps:

•	Continue to assess the presence of 3TG in our supply chain;

•	Establish clear requirements with suppliers regarding performance and sourcing in compliance with all regulatory requirements;

•	Increase the response rate for our RCOI process; and

•	Continue to compare the RCOI results to information collected via independent conflict-free smelter validation programs.